UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2005

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	333-75899 (Commission File Number)	66-0587307 (I.R.S. Employer Identification No.)

4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 22, 2005, Transocean Inc. (the “Company”) announced that, on July 21, 2005, its offer to purchase any and all of its 6.625% Notes due April 15, 2011 expired. Pursuant to the offer to purchase, a total of $534.4 million in aggregate principal amount of the Notes had been tendered for purchase, representing approximately 76.3% of the aggregate outstanding principal amount. The Company accepted all tendered Notes for purchase. Settlement for the tendered Notes was made by the Company on July 22, 2005 and was funded from existing cash balances on hand. A copy of the press release issued by the Company announcing the expiration of the tender offer is attached as Exhibit 99.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: July 25, 2005	By:	/s/ William E. Turcotte
	Name:	William E. Turcotte
	Title:	Associate General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release